Exhibit 99.1

FOR IMMEDIATE RELEASE

Bsquare Announces Second Quarter 2022 Financial Results

Revenue increases quarter over quarter; Healthy balance sheet provides options for growth

Seattle, WA – August 11, 2022 – Bsquare Corporation (NASDAQ: BSQR) today announced financial results for the second quarter of 2022. Total revenue was $10.4 million, an improvement of $0.7 million or 7% compared to the first quarter of 2022. Gross profit increased $0.1 million quarter-over-quarter. Loss from operations was $0.7 million, an improvement of $0.2 million over the first quarter operating loss. Cash decreased $2.2 million from December 31, 2021.

“I am pleased with the revenue improvement and stability of operating expenses we achieved in Q2. With no debt and strong cash reserves we are well positioned to pursue growth,” said Ralph C. Derrickson, President and CEO of Bsquare.

“While we are laser focused on our plans for organic growth, we will continue evaluating all avenues for accelerating success. The changing market conditions and our cash have the potential to create opportunities for inorganic growth,” added Derrickson.

Second Quarter 2022 Results Compared to First Quarter 2022

•	Revenue for the quarter was $10.4 million, an increase of $0.7 million or 7%. Partner Solutions revenue increased $0.2 million while Edge to Cloud revenue increased $0.4 million.

•	Gross profit increased $0.1 million compared to the first quarter. Partner Solutions gross profit decreased $0.3 million while Edge to Cloud gross profit increased by $0.4 million.

•	Total operating expenses for the quarter were $2.3 million, a decrease of $0.1 million, driven by reduced personnel costs and increased capitalization of research and development expenses.

•	Loss from operations for the quarter was $0.7 million, an improvement of $0.2 million from the first quarter of 2022. Net loss for the quarter was $0.6 million, or $0.03 per diluted share, an improvement compared to a net loss of $0.9 million, or $0.05 per diluted share, in the first quarter of 2022.

•	Cash, cash equivalents and restricted cash totaled $37.8 million on June 30, 2022, a decrease of $2.2 million compared to December 31, 2021. Cash use was driven by operations.

Details as follows (unaudited, in thousands except percentages and per share amounts):

	Three Months Ended
	June 30, 2022	March 31, 2022	Quarter-over-Quarter Change	June 30, 2021	Year-over-Year Change
Revenue:
Partner Solutions	$9,353	$9,132	$221	$9,960	$(607)
Edge to Cloud	1,041	600	441	711	330
Total revenue	10,394	9,732	662	10,671	(277)
Total gross profit	$1,599	$1,484	$114	$1,192	$407
Gross margin (1):
Partner Solutions	13%	17%	(4.0)	14%	(1.0)
Edge to Cloud	34%	(16)%	50.0	(27)%	61.0
Total gross margin	15%	15%	—	11%	4.0
Total operating expenses	$2,278	$2,404	$(126)	$2,513	$(235)
Net loss	(625)	(888)	263	293	(918)
Per basic share	(0.03)	(0.05)	0.02	0.02	(0.05)
Per diluted share	(0.03)	(0.05)	0.02	0.02	(0.05)
Cash, cash equivalents and restricted cash	$37,845	$39,441	$(1,596)	$9,229	$28,616

Notes:

(1)	Quarter-over-quarter change and year-over-year change represent percentage point change.

Second Quarter 2022 Results Compared to Second Quarter 2021

•	Compared to the second quarter of 2021, total revenue decreased by $0.3 million. Partner Solutions revenue decreased $0.6 million while Edge to Cloud revenue increased $0.3 million.

•	Gross profit increased $0.4 million driven by the Edge to Cloud segment.

•	Total operating expenses for the quarter were $2.3 million, an improvement of $0.2 million compared to the second quarter of 2021.

•	Loss from operations for the quarter was $0.7 million, an improvement of $0.6 million compared to the second quarter of 2021. Net loss for the quarter was $0.6 million, or $0.03 per diluted share, compared to a net gain of $0.3 million, or $0.02 per diluted share, in the second quarter of 2021.

1415 Western Avenue, Suite 700, Seattle, Washington 98101 Toll Free: 888.820.4500 Main: +1 425.519.5900 Fax: +1 425.519.5999

Conference Call

Management will host a conference call today, August 11, 2022 at 5 p.m. Eastern Time (2 p.m. Pacific Time). To access the call dial 1-888-394-8218 or 1-856-344-9221 for international callers, and reference "Bsquare Corporation First Quarter 2022 Earnings Conference Call."

A replay will be available for two weeks following the call by dialing 1-844-512-2921, or 1-412-317-6671 for international callers; reference pin number 3195283. A live and replay webcast of the call will be available at www.bsquare.com in the investor relations section.

About Bsquare Corporation

Bsquare helps companies build connected products that participate intelligently in their own security, deployment, operation, and management, allowing our customers to realize the full potential of a connected world. We have extensive experience designing with Windows, Linux, Android, and other embedded operating systems and now operate IoT networks ranging in size from 50,000 to more than 1 million devices for our customers. Our technology is powering devices that help people be productive, enhance quality of life, and preserve the resources of our planet. Bsquare serves a global customer base from offices in Seattle, WA, and the United Kingdom. For more information, visit www.bsquare.com.

Cautionary Note Regarding Forward-Looking Statements

This release contains "forward-looking statements" within the meaning of the safe-harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: "expect," "continue," "believe," "plan," "strategy," "future," "may," "should," "will," and similar references to future periods. Examples of forward-looking statements include, among others, express or implied statements we make regarding the stability of our business, expected improvements to our IoT and software offerings, expected operating results in future periods, such as anticipated revenue, gross margins, profitability, cash and investments, and regarding strategies for customer retention, growth, new product and service developments, and market position. Forward-looking statements are neither historical facts nor assurances about future performance. Instead, they are based on current beliefs, expectations and assumptions about the future of our business and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements.

Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others: our ability to execute our development initiatives and sales and marketing strategies; the extent to which we are successful in gaining new long-term customers and retaining existing ones; whether we are able to maintain our favorable relationship with Microsoft as a systems integrator and distributor; our success in leveraging strategic partnering initiatives with companies such as Microsoft, AWS and Intel; the ongoing impact of COVID-19 on our business and on our customers and vendors; and such other risk factors as discussed in our most recent Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. Any forward-looking statement made by us in this release is based only on information currently available to us and speaks only as of the date on which it is made. Except as required by law, we undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Bsquare and Investor Contact:
Christopher Wheaton
Bsquare Corporation, Chief Financial and Operating Officer
+1 425.519.5900
investorrelations@bsquare.com

Bsquare and the Bsquare Logo are trademarks of Bsquare Corporation in the U.S. and other countries. Other names and brands herein may be trademarks of others.

1415 Western Avenue, Suite 700, Seattle, Washington 98101 Toll Free: 888.820.4500 Main: +1 425.519.5900 Fax: +1 425.519.5999

BSQUARE CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share amounts)

(Unaudited)

	June 30, 2022	December 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$37,624	$39,529
Restricted cash	221	557
Accounts receivable, net of allowance for doubtful accounts of $50 at June 30, 2022 and December 31, 2021	5,616	4,914
Contract assets	51	46
Prepaid expenses and other current assets	731	364
Total current assets	44,243	45,410
Property and equipment, net of accumulated depreciation	800	726
Right-of-use lease assets, net	1,431	1,598
Other non-current assets	24	24
Total assets	$46,498	$47,758
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Third-party software fees payable	$5,765	$4,628
Accounts payable	343	426
Accrued compensation	479	502
Other accrued expenses	171	219
Deferred revenue	483	944
Operating lease	355	357
Total current liabilities	7,596	7,076
Deferred revenue, long-term	94	194
Operating lease, long-term	1,196	1,363

Shareholders' equity:
Preferred stock, no par value: 10,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, no par value: 37,500,000 shares authorized: 20,468,395 and 20,374,406 shares issued and outstanding at June 30, 2022 and December 31, 2021, respectively	172,445	172,397
Accumulated other comprehensive loss	(1,072)	(1,024)
Accumulated deficit	(133,761)	(132,248)
Total shareholders' equity	37,612	39,125
Total liabilities and shareholders' equity	$46,498	$47,758

1415 Western Avenue, Suite 700, Seattle, Washington 98101 Toll Free: 888.820.4500 Main: +1 425.519.5900 Fax: +1 425.519.5999

BSQUARE CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Revenue:
Partner Solutions	$9,353	$9,960	$18,485	$18,755
Edge to Cloud	1,041	711	1,641	1,888
Total revenue	10,394	10,671	20,126	20,643
Cost of revenue:
Partner Solutions	8,106	8,578	15,658	16,037
Edge to Cloud	689	901	1,386	1,821
Total cost of revenue	8,795	9,479	17,044	17,858
Gross profit	1,599	1,192	3,082	2,785
Operating expenses:
Selling, general and administrative	2,022	2,148	4,165	4,424
Research and development	256	365	517	533
Total operating expenses	2,278	2,513	4,682	4,957
Loss from operations	(679)	(1,321)	(1,600)	(2,172)
Other income (loss), net	54	1,614	87	1,605
(Loss) income before income taxes	(625)	293	(1,513)	(567)
Income taxes	—	—	—	—
Net (loss) income	$(625)	$293	$(1,513)	$(567)
Basic (loss) earnings per share	$(0.03)	$0.02	$(0.07)	$(0.04)
Diluted (loss) earnings per share	$(0.03)	$0.02	$(0.07)	$(0.04)
Shares used in per share calculations:
Basic	20,406	13,332	20,426	13,267
Diluted	20,406	13,881	20,426	13,267

1415 Western Avenue, Suite 700, Seattle, Washington 98101 Toll Free: 888.820.4500 Main: +1 425.519.5900 Fax: +1 425.519.5999